UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2021
ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii			001-35492	45-4849780
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 3440,	Honolulu,	Hawaii		96801
(Address of principal executive offices)				(Zip Code)
(808) 525-6611
(Registrant’s telephone number, including area code)
N/A
(Former name or former address,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	ALEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 if this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 if this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.
The information set forth under Item 2.03 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 31, 2021, Alexander & Baldwin, Inc. (the “Company”) amended its revolving credit facility, its Prudential private note shelf facility and its AIG private note shelf facility, as described below.

Revolving Credit Facility Amendment: On August 31, 2021, the Company and its wholly owned subsidiaries, Alexander & Baldwin, LLC ("A&B LLC"), Alexander & Baldwin, LLC, Series R, Alexander & Baldwin, LLC, Series T, Alexander & Baldwin, LLC, Series M, Alexander & Baldwin Investments, LLC ("A&B Investments"), A&B II, LLC and Grace Pacific LLC entered into a Third Amended and Restated Credit Agreement ("A&B Revolver") with Bank of America N.A., as administrative agent, First Hawaiian Bank, KeyBank National Association, Wells Fargo Bank, National Association, and other lenders party thereto, which amended and restated the existing $450 million committed revolving credit facility ("Revolving Credit Facility"). The Company is required to pay certain upfront fees to the agents and lenders under the A&B Revolver, together with additional transaction fees and expenses including legal fees, in the aggregate amount of approximately $4 million.

The terms of the A&B Revolver are substantially unchanged from the preceding Revolving Credit Facility, with the following notable changes:
•Increases the total revolving commitments to $500 million,
•Extends the term of the Revolving Credit Facility to August 29, 2025 and includes two six-month optional term extensions (February 27, 2026 for the first optional extension and August 27, 2026 for the second optional extension),
•Amends certain covenants (including those described below),
•Adds a ratings-based pricing grid if the Company is rated investment grade (BBB-/Baa3 or higher) by at least two of the three rating agencies (S&P Global, Inc., Moody's Investors Services, Inc. and Fitch, Inc.) ("Investment Grade Rating") and the Company makes an irrevocable election to switch from the financials-based applicable rate,
•Reduces the interest rates and fees charged under the financials-based pricing grid of the Revolving Credit Facility,
•Termination of the Swing Line Loan on August 31, 2021 and replacement with a LIBOR Daily Rate Loan, in addition to Bid Loans at such time when the Company maintains an Investment Grade Rating, and
•Upon consummation of the sale of all or substantially all of the business of Grace Pacific LLC to an entity unaffiliated with the Company and its subsidiaries, Grace Pacific LLC and A&B II, LLC are automatically released from their respective guaranty obligations.

The original pricing grid under the Company's Revolving Credit Facility and the amended pricing grids as provided in the A&B Revolver are as follows:

Original Pricing Grid:

Pricing Level	Total Debt to Total Adjusted Asset Value Ratio	Eurodollar Rate	Base Rate	Letter of Credit Fee
I	> 0.45 to 1.0	2.05%	1.05%	2.05%
II	< 0.45 to 1.0 but > 0.35 to 1.0	1.85%	0.85%	1.85%
III	< 0.35 to 1.0 but > 0.25 to 1.0	1.65%	0.65%	1.65%
IV	< 0.25 to 1.0 but > 0.15 to 1.0	1.45%	0.45%	1.45%
V	< 0.15 to 1.0	1.25%	0.25%	1.25%

Amended Pricing Grid:
Financials-Based Applicable Rate

Pricing Level	Total Debt to Total Adjusted Asset Value Ratio	Eurodollar Rate	Base Rate	Letter of Credit Fee
I	<35.00%	1.05%	0.05%	1.05%
II	>35.00% - <40.00%	1.10%	0.10%	1.10%
III	>40.00% - <45.00%	1.15%	0.15%	1.15%
IV	>45.00% - <50.00%	1.25%	0.25%	1.25%
V	>50.00% - <55.00%	1.30%	0.30%	1.30%
VI	>55.00%	1.50%	0.50%	1.50%

Ratings-Based Applicable Rate

Pricing Level	Debt Rating	Eurodollar Rate	Base Rate	Letter of Credit Fee
I	> A-/A3/A-	0.725%	—%	0.725%
II	BBB+/Baa1/BBB+	0.775%	—%	0.775%
III	BBB/Baa2/BBB	0.850%	—%	0.850%
IV	BBB-/Baa3/BBB-	1.050%	0.050%	1.050%
V	<BBB-/Baa3/BBB-	1.400%	0.400%	1.400%

The Company and its wholly owned subsidiaries, A&B LLC, Grace Pacific LLC, Alexander & Baldwin, LLC, Series R, Alexander & Baldwin, LLC, Series T, Alexander & Baldwin, LLC, Series M, A&B Investments and A&B II, LLC, had a $50 million term loan agreement, dated as of February 26, 2018 with Wells Fargo Bank, National Association, as administrative agent, and a syndicate of other lenders party thereto ("Bank Syndicated Loan"). On August 31, 2021, concurrent with the closing of the A&B Revolver, the Company drew $50 million on the A&B Revolver and repaid the Bank Syndicated Loan in full, plus accrued interest, and satisfied all obligations thereto.

Prudential Private Shelf Facility Amendment: On August 31, 2021, the Company, A&B LLC, Alexander & Baldwin, LLC, Series R, Alexander & Baldwin, LLC, Series T, Alexander & Baldwin, LLC, Series M, A&B Investments, A&B II, LLC and Grace Pacific LLC entered into a third amendment (“Prudential Amendment”) to the Second Amended and Restated Note Purchase and Private Shelf Agreement, dated as of December 10, 2015 (as amended), with Prudential Investment Management, Inc. and certain affiliates thereto, which amends certain covenants, as described below. All other terms of the Second Amended and Restated Note Purchase and Private Shelf Agreement, dated as of December 10, 2015 (as amended), remain substantially unchanged.

AIG Private Shelf Facility Amendment: On August 31, 2021, the Company, A&B LLC, Alexander & Baldwin, LLC, Series R, Alexander & Baldwin, LLC, Series T, Alexander & Baldwin, LLC, Series M, A&B Investments, A&B II, LLC and Grace Pacific LLC entered into a second amendment (“AIG Amendment”) to the Note Purchase and Private Shelf Agreement, dated as of December 20, 2017 (as amended), with AIG Asset Management (U.S.), LLC and certain affiliates thereto, which amends certain covenants, as described below. All other terms of the Note Purchase and Private Shelf Agreement, dated as of December 20, 2017 (as amended), remain substantially unchanged.

A&B Revolver, Prudential Amendment and AIG Amendment Changes: The principal amendments to the covenants under the A&B Revolver, the Prudential Amendment and the AIG Amendment are as follows:

•Improvement of the total adjusted asset value and unencumbered income producing assets value through a decrease in the applicable cap rates on commercial real estate investment properties and leased non-agricultural land with improvements thereon:
◦Commercial real estate investment properties cap rates decreased from 7.25% for all investment properties to 6.50% for retail and office investment properties and 6.00% for industrial investment properties, and,
◦Leased non-agricultural land with improvements cap rates decreased from 7.50% for all leased non-agricultural land with improvements to 6.50% for leased non-agricultural land with retail and office improvements and 6.00% for leased non-agricultural land with industrial improvements.
•Total adjusted asset value and unencumbered income producing assets value has been modified for A&B II, LLC, the direct holding company of Grace Pacific, among other changes and as defined therein. For the period August 31, 2021 through February 28, 2023, the book value (net of impairments) of the assets of A&B II, LLC and its subsidiaries will be used in the unencumbered income producing assets value, which was previously EBITDA generated solely by A&B II, LLC and its subsidiaries for the period of four consecutive fiscal quarters most recently ended with a 16.67% cap rate. After February 28, 2023, Grace Pacific's value will be based on adjusted EBITDA, as defined, with a 16.67% cap rate.
•Allows the maximum ratios of total debt to total adjusted asset value and unsecured debt to unencumbered income producing assets value, as defined, to exceed 0.60:1.00 for four consecutive quarters following a Significant Acquisition, provided that the ratio does not exceed 0.65:1.00. A Significant Acquisition is defined as an acquisition of one or more real property assets in a single transaction or a series of related transactions for a purchase price exceeding 10% of total adjusted asset value.
•An increase in the maximum ratio of secured debt to total adjusted asset value from 0.25:1.00 to 0.40:1.00.
•Establishes the minimum shareholders' equity amount to be $865.6 million plus 75 percent of the net proceeds received from equity issuances after June 30, 2021.
•Modification of the minimum unencumbered fixed charge coverage ratio to an unencumbered interest coverage ratio and increases the ratio from 1.50:1.00 to 1.75:1.00.

The foregoing description of the terms of the A&B Revolver, Prudential Amendment and AIG Amendment is qualified in its entirety by reference to the A&B Revolver, Prudential Amendment and AIG Amendment, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits

10.1
Third Amended and Restated Credit Agreement by and among Alexander & Baldwin, Inc., Alexander & Baldwin Investments, LLC, A&B II, LLC, Grace Pacific LLC, Bank of America N.A., First Hawaiian Bank, KeyBank National Association, Wells Fargo Bank, National Association, and other lenders party thereto, dated August 31, 2021.

10.2
Third Amendment to Second Amended and Restated Note Purchase and Private Shelf Agreement by and among Alexander & Baldwin, Inc., Alexander & Baldwin, LLC, Prudential Investment Management, Inc., and certain affiliates of Prudential Investment Management, Inc., dated August 31, 2021.

10.3
Second Amendment to Note Purchase and Private Shelf Agreement by and among Alexander & Baldwin, Inc., Alexander & Baldwin, LLC, AIG Asset Management (U.S.), LLC., and certain affiliates of AIG Asset Management (U.S.), LLC, dated August 31, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                        Date: September 3, 2021

                        ALEXANDER & BALDWIN, INC.

                        /s/ Brett A. Brown
                        Brett A. Brown
                        Executive Vice President and Chief Financial Officer